Weave Announces Second Quarter 2025 Financial Results

•Second quarter total revenue of $58.5 million, up 15.6% year over year
•GAAP gross margin of 71.7%, up 30 basis points year over year
•Non-GAAP gross margin of 72.3%, up 40 basis points year over year
•Closed acquisition of TrueLark, accelerating AI-driven front office automation
LEHI, Utah—July 31, 2025 – Weave Communications, Inc. (“Weave”) (NYSE: WEAV), a leading all-in-one customer experience and payments software platform for small and medium-sized healthcare businesses, today announced its financial results for the second quarter June 30, 2025.

“Q2 marked another strong quarter for Weave, with solid revenue growth, improved gross margins, and increased free cash flow. We are seeing clear momentum across our growth vectors. Specialty Medical has grown to be our second-largest vertical in location count, mid-market traction continues to accelerate, and we launched additional key integrations expanding our reach to thousands of new locations,” said CEO Brett White. “We also closed our acquisition of TrueLark, which delivers AI-powered workflow automation through 24x7 patient engagement. We're excited to integrate TrueLark into our business, where we see a strong opportunity to enhance our offering and deliver even greater value to our customers.”
Second Quarter 2025 Financial Highlights
•    Total revenue was $58.5 million, representing an 15.6% year-over-year increase compared to $50.6 million in the second quarter of 2024.
•    GAAP gross margin was 71.7%, compared to a GAAP gross margin of 71.4% in the second quarter of 2024.
•    Non-GAAP gross margin was 72.3%, compared to a non-GAAP gross margin of 71.9% in the second quarter of 2024.
•    GAAP loss from operations was $10.2 million, compared to a GAAP loss from operations of $9.3 million in the second quarter of 2024.
•    Non-GAAP income from operations was $0.1 million, compared to a non-GAAP loss from operations of $1.0 million in the second quarter of 2024.
•    GAAP net loss was $8.7 million, or $0.11 per share, compared to a GAAP net loss of $8.6 million, or $0.12 per share, in the second quarter of 2024.
•    Non-GAAP net income was $1.5 million, or $0.02 per share, compared to a non-GAAP net loss of $0.3 million, or $0.00 per share, in the second quarter of 2024.
•Adjusted EBITDA was $1.1 million, compared to a breakeven Adjusted EBITDA in the second quarter of 2024.
•Gross revenue retention was 90%, compared to 92% in the second quarter of 2024.
•    Net revenue retention was 96%, compared to 97% in the second quarter of 2024.
•    Net cash provided by operating activities was $5.2 million year-to-date, compared to net cash provided by operating activities of $3.0 million for the same period last year.

•    Free cash flow was $3.4 million year-to-date, compared to $0.7 million for the same period last year.
Recent Business Highlights
•Completed the acquisition of TrueLark, an AI-powered workflow automation platform for appointment-based SMBs. The acquisition expands Weave’s leadership in agentic AI for SMB healthcare by enabling 24/7 patient engagement, automated scheduling, and client communications. Integration and joint go-to-market initiatives are already underway.
•Specialty Medical became Weave’s second-largest vertical by customer count in Q2 and remains our fastest-growing. The medical vertical delivered a record quarter, driven by recent integrations with electronic medical record providers.
•Launched authorized integrations with Ortho2 Edge, a leading orthodontic practice management system, and IDEXX Neo, a widely adopted cloud-based platform for veterinary clinics. These integrations address key patient engagement challenges for practices in both verticals and expand our reach to thousands of new locations.
•Abhi Sharma is being promoted to Chief Technology Officer, recognizing his exceptional impact in a short time, positioning him as the clear leader to drive the company’s next phase of AI-powered innovation.
•Ranked #1 in 34 categories in G2’s Summer 2025 report, and maintained the top rating in the Patient Relationship Management grid, reflecting strong customer satisfaction and trust.

Financial Third Quarter and Full Year 2025 Outlook
The company expects to achieve the following financial results for the three months ending September 30, 2025 and the full year ending December 31, 2025:

	Third Quarter	Full Year
(in millions)
Total revenue	$60.1 - $61.1	$236.8 - $239.8
Non-GAAP income from operations	$0.0 - $1.0	$1.2 - $3.2
Weighted average share count	77.4	76.5
The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Non-GAAP income (loss) from operations excludes estimates for, among other things, stock-based compensation expense, acquisition transaction costs (as described further below), and amortization of acquisition-related intangible assets. A reconciliation of this non-GAAP financial guidance measure to a corresponding GAAP financial guidance measure is not available on a forward-looking basis because we do not provide guidance on GAAP income (loss) from operations and are not able to present the various reconciling cash and non-cash items between GAAP loss from operations and non-GAAP income (loss) from operations without unreasonable effort. In particular, stock-based compensation expense is impacted by our future hiring and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and are subject to change. The actual amount of these expenses during 2025 will have a significant impact on our future GAAP financial results.

Webcast
The company will host a conference call and webcast for analysts and investors on Thursday, July 31, 2025, beginning at 4:30 p.m. EST.
Individuals interested in listening to the conference call may do so by dialing (412) 902-1020 or toll-free at (877) 502-7186. Please reference the following conference ID: 13755042. The live webcast and a webcast replay of the conference call can be accessed from the investor relations page of Weave’s website at investors.getweave.com.
About Weave
Weave is a leading all-in-one customer experience and payments software platform for small and medium-sized healthcare businesses. From the first phone call to the final invoice and every touchpoint in between, Weave connects the entire patient journey. Weave’s software solutions transform how healthcare practices attract, communicate with, and engage patients and clients to grow their business. Weave seamlessly integrates billing and payment requests into communication workflows, streamlining payment timelines, reducing accounts receivable, and supporting practice profitability. In the past year, Weave has been named an Inc. Power Partner, a G2 leader in Patient Relationship Management software, and a Top 50 Product for Small Business. To learn more, visit getweave.com/newsroom.
Non-GAAP Financial Measures
In this press release, Weave has provided financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). We disclose the following historical non-GAAP financial measures in this press release: non-GAAP net income (loss), non-GAAP net income (loss) margin, non-GAAP net income (loss) per share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP income (loss) from operations margin, Adjusted EBITDA and free cash flow. We use these non-GAAP financial measures internally to analyze our financial results and evaluate our ongoing operational performance. We believe that these non-GAAP financial measures provide an additional tool for investors to use in understanding and evaluating ongoing operating results and trends in the same manner as our management and board of directors. Our use of these non-GAAP financial measures has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP. Because of these and other limitations, you should consider these non-GAAP financial measures along with other GAAP-based financial performance measures, including various cash flow metrics, operating loss, net loss, and our GAAP financial results. We have provided a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures in the tables included in this press release, and investors are encouraged to review the reconciliation.
Non-GAAP net income (loss), non-GAAP net income (loss) margin and non-GAAP net income (loss) per share
We define non-GAAP net income (loss) as GAAP net loss adjusted to exclude stock-based compensation expense, acquisition transaction costs, and amortization of acquisition-related intangible assets, and non-GAAP net income (loss) margin as non-GAAP net income (loss) as a percentage of revenue. Acquisition transaction costs include legal and accounting professional services costs incurred as a result of our acquisition during the period. Although we exclude the amortization of acquisition-related intangibles from the non-GAAP measure, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Non-GAAP net income (loss) per share is calculated as non-GAAP net income (loss) divided by the diluted weighted average shares outstanding.

Non-GAAP gross profit and non-GAAP gross margin
We define non-GAAP gross profit as GAAP gross profit adjusted to exclude stock-based compensation expense and amortization of acquisition-related intangible assets. Although we exclude the amortization of acquisition-related intangible assets from the non-GAAP measure, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Non-GAAP gross margin is defined as as non-GAAP gross profit as a percentage of revenue.
Non-GAAP operating expenses
We define non-GAAP operating expenses, in the aggregate or its individual components (i.e., sales and marketing, research and development or general and administrative), as the applicable GAAP operating expenses adjusted to exclude the applicable stock-based compensation expense, acquisition transaction costs, and amortization of acquisition-related intangible assets. Although we exclude the amortization of acquisition-related intangible assets from the non-GAAP measure, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.
Non-GAAP income (loss) from operations and non-GAAP income (loss) from operations margin
We define non-GAAP income (loss) from operations as GAAP loss from operations less stock-based compensation expense, acquisition transaction costs, and amortization of acquisition-related intangible assets. Although we exclude the amortization of acquisition-related intangible assets from the non-GAAP measure, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Non-GAAP income (loss) from operations margin is defined as non-GAAP income (loss) from operations as a percentage of revenue.
Adjusted EBITDA
We define EBITDA as earnings before interest expense, interest income, other income/expense, income tax benefit (expense), depreciation, and amortization. Our depreciation adjustment includes depreciation on operating fixed assets and we do not adjust for amortization of finance lease right-of-use assets on phone hardware provided to our customers. Our amortization adjustment includes the amortization of capitalized costs from both internal-use software development and cloud computing arrangements. We further adjust EBITDA to exclude stock-based compensation expense, a non-cash item, acquisition transaction costs, which we believe are not reflective of ongoing results of operations in the period incurred and not directly related to the operation of our business, and amortization of acquisition-related intangible assets. Although we exclude the amortization of acquisition-related intangible assets from the non-GAAP measure, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. We believe that Adjusted EBITDA provides management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations. Additionally, management uses Adjusted EBITDA to measure our financial and operational performance and prepare our budgets.
Free cash flow
We define free cash flow as net cash provided by operating activities, less purchases of property and equipment and capitalized internal-use software costs. We believe that free cash flow is a useful indicator of liquidity that provides useful information to management and investors, even if negative, as it provides information about the amount of cash consumed by our combined operating and investing activities. For example, as free cash flow has in the past been negative, we have needed to access cash reserves or other sources of capital for these investments.

The foregoing non-GAAP financial measures have a number of limitations. For example, the non-GAAP financial information presented may be determined or calculated differently by other companies and may not be directly comparable to that of other companies. In addition, free cash flow does not reflect our future contractual commitments and the total increase or decrease of our cash balance for a given period. Further, Adjusted EBITDA excludes some costs, namely, non-cash stock-based compensation expense. Therefore, Adjusted EBITDA does not reflect the non-cash impact of stock-based compensation expense or working capital needs that will continue for the foreseeable future. All of these limitations could reduce the usefulness of these non-GAAP financial measures as analytical tools.
Supplemental Financial Information
The supplemental financial information provided herein excludes the impact of TrueLark subsequent to acquisition.
Dollar-Based Net Revenue Retention (“NRR”)
For retention rate calculations, we use adjusted monthly revenue (“AMR”), which is calculated for each location as the sum of (i) the subscription component of revenue for each month and (ii) the average of the trailing three-month recurring payments revenue. To calculate our NRR, we first identify the cohort of locations (the “Base Locations”) that were active in a particular month (the “Base Month”). We then divide AMR for the Base Locations in the same month of the subsequent year by AMR in the Base Month to derive a monthly NRR. We derive our annual NRR as of any date by taking a weighted average of the monthly net retention rates over the trailing twelve months before such date.
Dollar-Based Gross Revenue Retention (“GRR”)
To calculate our GRR, we first identify the Base Locations that were under subscription in the Base Month. We then calculate the effect of reductions in revenue from customer location terminations by measuring the amount of AMR in the Base Month for Base Locations still under subscription twelve months subsequent to the Base Month (the “Remaining AMR”). We then divide the Remaining AMR for the Base Locations by AMR in the Base Month for the Base Locations to derive a monthly gross retention rate. We calculate GRR as of any date by taking a weighted average of the monthly gross retention rates over the trailing twelve months prior to such date. GRR reflects the effect of customer locations that terminate their subscriptions, but does not reflect changes in revenue due to revenue expansion, revenue contraction, or the addition of new customer locations.
Forward-Looking Statements
This press release and the accompanying conference call contain forward-looking statements including, among others, current estimates of third quarter 2025 revenue and non-GAAP income (loss) from operation, statements regarding the expected benefits from the TrueLark acquisition, and the quotations of our Chief Executive Officer.

These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: the potential impact on the businesses of TrueLark and Weave due to uncertainties in connection with the acquisition; the retention of employees of TrueLark and the ability of Weave to successfully integrate TrueLark and to achieve expected benefits from the acquisition; our ability to attract new customers, retain existing customers and increase our customers’ use of our platform; our ability to manage our growth; the impact of unfavorable economic conditions and macroeconomic uncertainties on our company; our ability to maintain and enhance our brand and increase market awareness of our company, platform and products; customer adoption of our platform and products and enhancements thereto; customer acquisition costs and sales and marketing strategies; our ability to achieve profitability in any future period; competition; our ability to enhance our platform and products; interruptions in service; and the risks described in the filings we make from time to time with the Securities and Exchange Commission (“SEC”), including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 13, 2025, which should be read in conjunction with our financial results and forward-looking statements and is available on the SEC Filings section of the Investor Relations page of our website at investors.getweave.com.
All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Channels for Disclosure of Information
Weave uses the investor relations page on our website, blog posts on our website, press releases, public conference calls, webcasts, our X (Twitter) feed (@getweave), our Facebook page, and our LinkedIn page as the means of complying with our disclosure obligations under Regulation FD. We encourage investors, the media, and others to follow the channels listed above, in addition to following Weave’s press releases, SEC filings, and public conference calls and webcasts, and to review the information disclosed through such channels.
Investor Relations Contact
Mark McReynolds
Head of Investor Relations
ir@getweave.com

Media Contact
Natalie House
Senior Director of Content & Communications
pr@getweave.com

WEAVE COMMUNICATIONS, INC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share and per share data)

	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$44,665	$51,596
Short-term investments	33,180	47,534
Accounts receivable, net	3,391	3,743
Deferred contract costs, net	12,458	11,568
Prepaid expenses and other current assets	5,679	6,298
Total current assets	99,373	120,739
Non-current assets:
Property and equipment, net	8,591	8,443
Operating lease right-of-use assets	35,549	37,516
Finance lease right-of-use assets	11,392	10,650
Deferred contract costs, net, less current portion	10,424	9,487
Intangible assets, net	7,844	—
Goodwill	29,313	—
Other non-current assets	1,858	2,091
TOTAL ASSETS	$204,344	$188,926
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,913	$8,276
Accrued liabilities and other	24,949	17,638
Deferred revenue	39,325	39,987
Current portion of operating lease liabilities	4,271	4,119
Current portion of finance lease liabilities	6,813	6,600
Total current liabilities	81,271	76,620
Non-current liabilities:
Other long-term liabilities	508	—
Operating lease liabilities, less current portion	36,769	38,961
Finance lease liabilities, less current portion	6,919	6,377
Total liabilities	125,467	121,958
Stockholders' equity:
Preferred stock, $0.00001 par value per share; 10,000,000 shares authorized, zero shares issued and outstanding as of June 30, 2025 and December 31, 2024	—	—
Common stock, $0.00001 par value per share; 500,000,000 shares authorized as of June 30, 2025 and December 31, 2024; 76,893,957 and 73,225,253 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	—	—
Additional paid-in capital	387,641	358,549
Accumulated deficit	(308,549)	(291,013)
Accumulated other comprehensive loss	(215)	(568)
Total stockholders' equity	78,877	66,968
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$204,344	$188,926

WEAVE COMMUNICATIONS, INC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$58,470	$50,586	$114,279	$97,759
Cost of revenue	16,519	14,462	32,383	28,648
Gross profit	41,951	36,124	81,896	69,111
Operating expenses:
Sales and marketing	25,245	21,889	48,771	41,519
Research and development	11,988	9,958	23,141	19,603
General and administrative	14,904	13,532	29,490	25,399
Total operating expenses	52,137	45,379	101,402	86,521
Loss from operations	(10,186)	(9,255)	(19,506)	(17,410)
Other income (expense):
Interest income	435	432	898	852
Interest expense	(537)	(399)	(934)	(718)
Other income, net	471	721	971	1,586
Loss before income taxes	(9,817)	(8,501)	(18,571)	(15,690)
Income tax benefit (expense)	1,106	(52)	1,035	(66)
Net loss	$(8,711)	$(8,553)	$(17,536)	$(15,756)
Net loss per share - basic and diluted	$(0.11)	$(0.12)	$(0.23)	$(0.22)
Weighted-average common shares outstanding - basic and diluted	75,842,852	71,291,801	74,830,541	70,872,372

WEAVE COMMUNICATIONS, INC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(8,711)	$(8,553)	$(17,536)	$(15,756)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	2,878	2,912	5,682	5,958
Amortization of operating right-of-use assets	986	986	1,967	1,958
Amortization of intangible assets	156	—	156	—
Provision for credit losses	303	593	480	843
Amortization of deferred contract costs	3,687	3,360	7,220	6,652
Stock-based compensation, net of amount capitalized	9,252	8,291	18,237	15,063
Net accretion of discounts on short-term investments	(270)	(537)	(642)	(1,174)
Changes in operating assets and liabilities:
Accounts receivable	(456)	12,897	(21)	(2,860)
Deferred contract costs	(4,657)	(3,956)	(9,047)	(8,043)
Prepaid expenses and other assets	1,943	2,021	1,448	1,466
Accounts payable	935	3,453	(2,719)	2,436
Accrued liabilities	(175)	1,551	2,507	(3,003)
Operating lease liabilities	(1,029)	(991)	(2,040)	(1,968)
Deferred revenue	603	649	(466)	1,403
Net cash provided by operating activities	5,445	22,676	5,226	2,975
CASH FLOWS FROM INVESTING ACTIVITIES
Maturities of short-term investments	11,900	8,504	30,456	32,274
Purchases of short-term investments	—	(3,661)	(15,455)	(20,482)
Purchases of property and equipment	(544)	(741)	(988)	(1,254)
Capitalized internal-use software costs	(423)	(718)	(822)	(1,023)
Business acquisitions, net of cash acquired	(23,318)	—	(23,318)	—
Net cash provided by (used in) investing activities	(12,385)	3,384	(10,127)	9,515
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on finance leases	(1,814)	(1,755)	(3,587)	(3,542)
Proceeds from stock option exercises	52	66	515	357
Payments for taxes related to net share settlement of equity awards	(17)	(3,321)	(43)	(9,422)
Paid offering costs	(26)	—	(26)	—
Proceeds from the employee stock purchase plan	—	—	1,111	1,020
Net cash used in financing activities	(1,805)	(5,010)	(2,030)	(11,587)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(8,745)	21,050	(6,931)	903
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	53,410	30,609	51,596	50,756
CASH AND CASH EQUIVALENTS, END OF PERIOD	$44,665	$51,659	$44,665	$51,659
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$537	$399	$934	$718
Cash paid during the period for income taxes	$(1,106)	$52	$(1,035)	$66
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Equipment purchases financed with accounts payable	$36	$45	$36	$45
Finance lease liabilities arising from obtaining finance lease right-of-use assets	$2,165	$1,705	$4,342	$3,576
Operating lease liabilities arising from obtaining operating lease right-of-use assets	—	—	$—	$149
Unrealized gain (loss) on short-term investments	$(9)	$(25)	$5	$(87)
Stock-based compensation included in capitalized software development costs	$74	$—	$141	$—
Equity issued as consideration in business combinations	$10,041	$—	$10,041	$—

WEAVE COMMUNICATIONS, INC
DISAGGREGATED REVENUE AND COST OF REVENUE
(unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Subscription and payment processing:
Revenue	$56,005	$48,513	$109,420	$93,605
Cost of revenue	(12,590)	(10,696)	(24,671)	(21,232)
Gross profit	$43,415	$37,817	$84,749	$72,373
Gross margin	77.5%	78.0%	77.5%	77.3%

Onboarding:
Revenue	$833	$943	$1,721	$1,903
Cost of revenue	(2,075)	(2,032)	(4,067)	(3,864)
Gross profit	$(1,242)	$(1,089)	$(2,346)	$(1,961)
Gross margin	(149.1)%	(115.5)%	(136.3)%	(103.0)%

Phone Hardware:
Revenue	$1,632	$1,130	$3,138	$2,251
Cost of revenue	(1,854)	(1,734)	(3,645)	(3,552)
Gross profit	$(222)	$(604)	$(507)	$(1,301)
Gross margin	(13.6)%	(53.5)%	(16.2)%	(57.8)%

WEAVE COMMUNICATIONS, INC
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below.

Non-GAAP gross profit
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Gross profit	$41,951	$36,124	$81,896	$69,111
Stock-based compensation add back	215	244	500	483
Amortization of acquisition-related intangibles	105	—	105	—
Non-GAAP gross profit	$42,271	$36,368	$82,501	$69,594
GAAP gross margin	71.7%	71.4%	71.7%	70.7%
Non-GAAP gross margin	72.3%	71.9%	72.2%	71.2%

Non-GAAP operating expenses
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Sales and marketing	$25,245	$21,889	$48,771	$41,519
Stock-based compensation excluded	(1,951)	(1,696)	(3,792)	(2,847)
Amortization of acquisition-related intangibles	(51)	—	(51)	—
Non-GAAP sales and marketing	$23,243	$20,193	$44,928	$38,672

Research and development	$11,988	$9,958	$23,141	$19,603
Stock-based compensation excluded	(3,018)	(2,178)	(5,380)	(4,076)
Acquisition transaction costs[1]	(93)	—	(97)	—
Non-GAAP research and development	$8,877	$7,780	$17,664	$15,527

General and administrative	$14,904	$13,532	$29,490	$25,399
Stock-based compensation excluded	(4,069)	(4,173)	(8,566)	(7,657)
Acquisition transaction costs[1]	(754)	—	(1,124)	—
Non-GAAP general and administrative	$10,081	$9,359	$19,800	$17,742

Non-GAAP income (loss) from operations
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Loss from operations	$(10,186)	$(9,255)	$(19,506)	$(17,410)
Stock-based compensation add back	9,253	8,291	18,238	15,063
Acquisition transaction costs[1]	847	—	1,221	—
Amortization of acquisition-related intangibles	156	—	156	—
Non-GAAP income (loss) from operations	$70	$(964)	$109	$(2,347)
GAAP loss from operations margin	(17.4)%	(18.3)%	(17.1)%	(17.8)%
Non-GAAP income (loss) from operations margin	0.1%	(1.9)%	0.1%	(2.4)%

Non-GAAP net income (loss)
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss	$(8,711)	$(8,553)	$(17,536)	$(15,756)
Stock-based compensation add back	9,253	8,291	18,238	15,063
Acquisition transaction costs[1]	847	—	1,221	—
Amortization of acquisition-related intangibles	156	—	156	—
Non-GAAP net income (loss)	$1,545	$(262)	$2,079	$(693)
GAAP net loss margin	(14.9)%	(16.9)%	(15.3)%	(16.1)%
Non-GAAP net income (loss) margin	2.6%	(0.5)%	1.8%	(0.7)%

GAAP net loss per share - basic and diluted	$(0.11)	$(0.12)	$(0.23)	$(0.22)
GAAP weighted-average common shares outstanding - basic and diluted	75,842,852	71,291,801	74,830,541	70,872,372

Non-GAAP net income (loss) per share - basic	$0.02	$—	$0.03	$(0.01)
Non-GAAP weighted-average common shares outstanding - basic	75,842,852	71,291,801	74,830,541	70,872,372

Non-GAAP net income (loss) per share - diluted	$0.02	$—	$0.03	$(0.01)
Non-GAAP weighted-average common shares outstanding - diluted	77,572,737	71,291,801	75,558,697	70,872,372

Free Cash Flow
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$5,445	$22,676	$5,226	$2,975
Less: Purchases of property and equipment	(544)	(741)	(988)	(1,254)
Less: Capitalized internal-use software costs	(423)	(718)	(822)	(1,023)
Free cash flow	$4,478	$21,217	$3,416	$698

Adjusted EBITDA
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss	$(8,711)	$(8,553)	$(17,536)	$(15,756)
Interest expense	537	399	934	718
Income tax benefit (expense)	(1,106)	52	(1,035)	66
Interest income	(435)	(432)	(898)	(852)
Other income net	(471)	(721)	(971)	(1,586)
Depreciation	520	581	1,031	1,190
Amortization	469	388	939	804
Stock-based compensation	9,253	8,291	18,238	15,063
Amortization of acquisition-related intangibles	156	—	156	—
Acquisition transaction costs[1]	847	—	1,221	—
Adjusted EBITDA	$1,059	$5	$2,079	$(353)

1 Represents expenses incurred with third parties as part of the Company’s acquisition activity, including due diligence, closing, and post-closing integration activities.